                                                                    EXHIBIT 4(d)




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                       PUBLIC SERVICE COMPANY OF OKLAHOMA


                                       and


                              THE BANK OF NEW YORK,
                                   AS TRUSTEE


                               -------------------


                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of November 26, 2002


                          Supplemental to the Indenture
                          dated as of November 1, 2000





                       6% Senior Notes, Series B, Due 2032





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     SECOND  SUPPLEMENTAL  INDENTURE,  dated as of November  26,  2002,  between
PUBLIC SERVICE COMPANY OF OKLAHOMA, a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee under the Original Indenture referred to below (the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an indenture dated as of November 1, 2000 (the "Original Indenture"), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the "Senior Notes"), the form and terms of which are to be established as set forth in Section 201 and 301 of the Original Indenture.

     Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture.

     The Company desires to create a series of the Senior Notes in an aggregate principal amount of $200,000,000 to be designated the "6% Senior Notes, Series B, Due 2032" (the "Series B Notes"), and all action on the part of the Company necessary to authorize the issuance of the Series B Notes under the Original Indenture and this Second Supplemental Indenture has been duly taken.

     All acts and things necessary to make the Series B Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     That in consideration of the premises and of the acceptance and purchase of the Series B Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of the Holders of the Series B Notes, as follows:

                                   ARTICLE ONE
                                   Definitions

SECTION 101.  DEFINITIONS.
              -----------

     The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of the Series B Notes attached hereto as Exhibit A.

                                   ARTICLE TWO
          Terms and Issuance of the 6% Senior Notes, Series B, Due 2032

SECTION 201.  Issue of the Series B Notes.
              ---------------------------

     A series of Senior Notes which shall be designated the "6% Senior Notes, Series B, Due 2032" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Second Supplemental Indenture (including the form of Global Security set forth in Exhibit A hereto). The aggregate principal amount of the Series B Notes to be authenticated and delivered shall be $200,000,000, and no further Series B Notes shall be authenticated and delivered, except as permitted by the provisions of the Original Indenture.

SECTION 202.  Form of Series B Notes; Incorporation of Terms.
              ----------------------------------------------

     The Series B Notes shall be issued initially in the form of one Global Security. The form of the Series B Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Series B Notes are herein incorporated by reference and are part of this Second Supplemental Indenture.

SECTION 203.  Depositary for Global Securities.
              --------------------------------

     The Depositary for any Global Securities of the series of which this Series B Note is a part shall be the Depository Trust Company in The City of New York.

SECTION 204.  Place of Payment.
              ----------------

     The Place of Payment in respect of the Series B Notes will be at the principal office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration.

SECTION 205.  Optional Redemption.
              -------------------

     Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem the Series B Notes at its option, without premium or penalty, in whole or, in part, at any time on or after November 26, 2007, at a redemption price equal to 100% of the principal amount redeemed plus any accrued but unpaid interest to the date of such redemption.

SECTION 206.  Mandatory Redemption.
              --------------------

     (a) The Series B Notes shall be redeemed in the event (i)(A) the Company reorganizes, or otherwise transfers a substantial portion of its assets, and (B) that reorganization or transfer results in the Company no longer being a regulated utility company, and (C) the Series B Notes and the Company's obligations under the Indenture are not assumed by, and do not become the direct and primary obligations of, a regulated utility company, unless Ambac Assurance Corporation ("Ambac") consents to such reorganization or transfer, (ii) the Company fails to pay to Ambac an insurance premium pursuant to the Insurance Agreement, dated as of November 26, 2002 (the "Insurance Agreement"), between the Company and Ambac unless Ambac waives such failure or (iii) the Company incurs or issues additional indebtedness for borrowed money secured by its assets and fails to secure its repayment obligations to Ambac under the Insurance Agreement unless Ambac waives such failure.


     (b) If the Series B Notes are redeemed pursuant to this Section 205 on or after November 26, 2007, the redemption price will be 100% of the principal amount of the Series B Notes plus accrued and unpaid interest thereon to the date of redemption.

     (c) If the Series B Notes are redeemed pursuant to this Section 205 before November 26, 2007, the redemption price will be equal to the accrued interest on the Series B Notes to the date of redemption plus the greater of: (i) 100% of the principal amount of the Series B Notes; and (ii) the sum of the present value of the principal amount of the Series B Notes together with the present values of the scheduled payments of interest on the Series B Notes (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to the interest payment date on December 31, 2007 (such time period between the date of redemption and the interest payment date on December 31, 2007 being referred to as the "Remaining Term"), in each case discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus twenty-five (25) basis points, as calculated by an Independent Investment Banker.

          "Adjusted  Treasury Rate" means,  with respect to any redemption  rate
          (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Term, yields for the two published maturities most closely corresponding to the Comparable Treasury issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Remaining Term of the securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Series B Notes.

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

          "Reference Treasury Dealer" means (I) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC, and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer; and (II) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

SECTION 207.  The Insurer.
              -----------

     To the extent permitted by law and so long as Ambac is in compliance with its obligations under its Financial Guaranty Insurance Policy No. 20300BE (the "Financial Guaranty Insurance Policy"), the Financial Guaranty Insurance Policy is in full force and effect and Ambac is not subject to any bankruptcy, insolvency or similar proceedings:

     (i) Any provision of this Second Supplemental Indenture, any Series B Note or the Indenture (collectively, the "Financing Documents") expressly recognizing or granting rights in or to Ambac may not be amended in any manner which affects the rights of Ambac hereunder or thereunder without the prior written consent of Ambac.

     (ii) Ambac shall be deemed to be the owner of all outstanding Series B Notes for all purposes (including, without limitation, all approvals, consents, requests, waivers, authorizations, directions, inspections, appointments and the institution of any action), provided, that nothing in this clause (ii) shall impair the rights of any of the holders of the Series B Notes (the "Securityholders") to receive all payments due under the Series B Notes. Ambac's consent shall be required with respect to (a) the execution and delivery of any supplemental indenture to the Indenture for which the consent of the Securityholders is required, or any amendment, supplement or change to or modification of any Financing Document (except as otherwise provided by Section 901 of the Indenture) and (b) the removal of the Trustee or any paying agent and selection and appointment of any successor trustee or paying agent.

     (iii)Any reorganization or liquidation plan under applicable bankruptcy law or similar law with respect to the Company must be acceptable to Ambac. In the event of any such reorganization or liquidation, Ambac shall have the right to vote on behalf of all Securityholders who hold Ambac-insured Series B Notes absent a default by Ambac under the applicable Financial Guaranty Insurance Policy insuring such Series B Notes.

     (iv) Anything in any Financing Document to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, Ambac shall be entitled to control and direct the enforcement of all rights and remedies granted to the Securityholders or the Trustee for the benefit of the Securityholders under the Financing Documents, including, without limitation: (A) the right to accelerate the principal of the Series B Notes as described in the Indenture, and (B) the right to annul any declaration of acceleration, and Ambac shall also be entitled to approve all waivers of Events of Default with respect to or effecting the Series B Notes.

     (v) While the Financial Guaranty Insurance Policy is in effect, the Company (and/or the Trustee, where indicated below) shall furnish to Ambac (to the attention of the Surveillance Department, unless otherwise indicated):

          (a) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

          (b)  such additional information it may reasonably request;

          (c) a copy of any notice to be given to the registered Securityholders, including, without limitation, notice of any redemption or defeasance of the Series B Notes, and any certificate rendered pursuant to any Financing Document relating to the Series B Notes, which obligation shall bind the Trustee as well as the Company;

          (d) notice (attention: General Counsel) by the Trustee of any failure of the Company to provide relevant notices, certificates, etc. under the Financing Documents; and

          (e) notwithstanding any other provision of any Financing Document, immediate notice (attention: General Counsel) if at any time there are insufficient moneys to make any payments of principal and/or interest on the Series B Notes as required and immediate notice of the occurrence of any Event of Default, which obligation shall bind the Trustee as well as the Company.

     (vi) Notwithstanding anything herein or in any other Financing Document to the contrary, in the event that the principal and/or interest due on the Series B Notes shall be paid by Ambac pursuant to the Financial Guaranty Insurance Policy, (a) the Series B Notes shall remain "outstanding" for all purposes under the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, (b) except as expressly stated herein or otherwise agreed or undertaken (I) the Paying Agent, if any, shall have no duties or obligations relating to any payments made by Ambac and (II) the Trustee shall not be deemed to have knowledge of any default unless the Trustee shall have written notice thereof, (c) the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Securityholders shall continue to exist and shall run to the benefit of Ambac, and (d) Ambac shall be subrogated to the rights of such Securityholders to the extent of such payment.

     (vii)As long as the Financial Guaranty Insurance Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

          (a) At least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds available to pay the principal of or interest on the Series B Notes on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds available, the Trustee or Paying Agent, if any, shall so notify Ambac. Such notice shall specify the amount of the anticipated deficiency, the Series B Notes to which such deficiency is applicable and whether such Series B Notes will be deficient as to principal or interest, or both. If the Trustee or Paying Agent, if any, has not so notified Ambac at least one (1) day prior to an Interest Payment Date, Ambac will make payments of principal or interest due on the Series B Notes on or before the first (1st) day next following the date on which Ambac shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

          (b) The Trustee or Paying Agent, if any, shall, after giving notice to Ambac as provided in (a) above, make available to Ambac and, at Ambac's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee or Paying Agent, if any, and all records relating to the funds and accounts (if any) maintained under the Indenture.

          (c) The Trustee or Paying Agent, if any, shall provide Ambac and the Insurance Trustee with a list of registered owners of Series B Notes entitled to receive principal or interest payments from Ambac under the terms of the Financial Guaranty Insurance Policy, and shall pursuant to arrangements with the Insurance Trustee (I) mail checks or drafts to the registered owners of Series B Notes entitled to receive full or partial interest payments from Ambac and (II) pay principal upon Series B Notes surrendered to the Insurance Trustee by the registered owners of Series B Notes entitled to receive full or partial principal payments from Ambac.

          (d) The Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac pursuant to (a) above, notify registered owners of Series B Notes entitled to receive the payment of principal or interest thereon from Ambac (I) as to the fact of such entitlement, (II) that Ambac will remit to them, through the Insurance Trustee or pursuant to arrangements made with the
               Insurance Trustee through the Trustee or Paying Agent, if any, all or a part of the interest payments next coming due upon proof of Securityholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (III) that should they be entitled to receive full payment of principal from Ambac, they must surrender their Series B Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series B Notes to be registered in the name of Ambac) for payment to the Insurance Trustee, who shall then pass such Series B Notes on to the Trustee or Paying Agent, if any, for payment of principal upon such Series B Notes and
               (IV) that should they be entitled to receive partial payment of principal from Ambac, for payment of principal on such Series B Notes they must surrender their Series B Notes for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Series B Notes the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then make arrangements with the Trustee or the Paying Agent, if any, for the payment of the unpaid portion of principal.

          (e) In the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a Series B Note which has become Due for Payment (as defined in the Financial Guaranty Insurance Policy) and which is made to a Securityholder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac its records evidencing the payments of principal of and interest on the Series B Notes which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

          (f) In addition to those rights granted Ambac under the Financing Documents, Ambac shall, to the extent it makes payment of principal of or interest on Series B Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation (1) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon receipt from Ambac of proof of the payment of interest thereon to the registered owners of the Series B Notes, and (2) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon surrender of the Series B Notes by the registered owners thereof together with proof of the payment of principal thereof.

     (viii) The Trustee or Paying Agent, if any, may be removed at any time, at the request of Ambac, for any breach of its obligations under the Financing Documents.

     (ix) Ambac shall receive prior written notice of any Trustee (or Paying Agent) resignation.

     (x) Every successor Trustee appointed pursuant to the Indenture shall be a trust company or bank in good standing located in or incorporated under the laws of any State of the United States of America, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to Ambac. Any successor Paying Agent, if applicable, shall not be appointed unless Ambac approves such successor in writing.

     (xi) Notwithstanding any other provision of the Financing Documents, in determining whether the rights of the Securityholders will be adversely affected by any action taken pursuant to the terms and provisions of the Financing Documents, the Trustee (or Paying Agent) shall consider the effect on the Securityholders as if there were no Financial Guaranty Insurance Policy.

     (xii)Notwithstanding any other provision of the Financing Documents, no removal, resignation or termination of the Trustee (or Paying Agent) shall take effect until a successor, acceptable to Ambac, shall be appointed.

     (xiii) To the extent that the Financing Documents confer upon or give or grant to Ambac any right, remedy or claim thereunder or by reason thereof, Ambac is hereby explicitly recognized as being a third-party beneficiary thereunder and may enforce any such right remedy or claim conferred, given or granted thereunder.

     (xiv)Nothing in the Financing Documents, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders, any right, remedy or claim under or by reason of the Financing Documents or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Financing Documents contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders.

     (xv) The Company may not elect to defease the Series B Notes in accordance with Section 401, 403 or 1009 of the Indenture without having obtained the prior written consent of Ambac, such consent not to be unreasonably withheld. No such defeasance shall be effected by the deposit or delivery of U.S. Government Obligations with or to the Trustee unless the securities or instruments used for such purpose would constitute "U.S. Government Obligations" under clause (i) of the definition of such term.

SECTION 208.  Events of Default.
              -----------------

     It shall be an Event of Default under the Indenture if an "Event of Default" shall have occurred and be continuing under the Insurance Agreement. If Ambac waives an Event of Default under the Insurance Agreement or such Event of Default is cured, then such Event of Default will not be an Event of Default with respect to the Series B Notes under the Indenture.

SECTION 209.  Sinking Funds.
              -------------

     Article Twelve of the Indenture shall not apply to the Series B Notes.

SECTION 210.  Regular Record Date.
              -------------------

     The "Regular Record Date" will be the close of business on the Business Day prior to the relevant interest payment date, except that the notes are certificated, the "Regular Record Date" shall be the close of business on the March 15, June 15, September 15 or December 15, as the case may be, next preceding an interest payment date or if such March 15, June 15, September 15 or December 15 is not a Business Day, the next preceding Business Day.

     "Business Day" means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

                                  ARTICLE THREE
                                  Miscellaneous

SECTION 301.  Execution as Supplemental Indenture.
              -----------------------------------

     This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

SECTION 302.  Conflict with Trust Indenture Act.
              ---------------------------------

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 303.  Effect of Headings.
              ------------------

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 304.  Successors and Assigns.
              ----------------------

     All covenants and agreements by the Company in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 305.  Separability Clause.
              -------------------

     In case any provision in this Second Supplemental Indenture or in the Series B Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 306.  Benefits of Second Supplemental Indenture.
              -----------------------------------------

     Subject to Sections 207(xiii) and (xiv) hereof, nothing in this Second Supplemental Indenture or in the Series B Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

SECTION 307.  Execution and Counterparts.
              --------------------------

     This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.


                                            PUBLIC SERVICE COMPANY OF OKLAHOMA


                                            By     /s/ Geoffrey S. Chatas
                                            Name:    Geoffrey S. Chatas
                                            Title:   Assistant Treasurer

Attest:


/s/ Thomas G. Berkemeyer
Name:    Thomas G. Berkemeyer
Title:   Assistant Secretary

                                            THE BANK OF NEW YORK, as Trustee


                                            By    /s/ Joseph A. Lloret
                                            Name:   Joseph A. Lloret
                                            Title:  Assistant Treasurer

Attest:


      /s/Mary Lagumina
Name:  Mary Lagumina
Title: Vice President

STATE OF OHIO              )
                                       : ss.:
COUNTY OF FRANKLIN         )


     On the 26th day of November, 2002, personally appeared before me, a Notary Public within and for said County in the State of Ohio, Geoffrey S. Chatas and Thomas G. Berkemeyer, to me known and known to me to be respectively the Assistant Treasurer and Assistant Secretary of Public Service Company of Oklahoma, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign said instrument as such Assistant Treasurer and Assistant Secretary for and on behalf of said corporation and that the same is their free act and deed as such Assistant Treasurer and Assistant Secretary, respectively, and the free and corporate act and deed of said corporation.

     In witness whereof, I have hereunto set my hand notarial seal this 26th day of November, 2002.


                                                 -----------------------------


STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


     On the 26th day of November, 2002, personally appeared before me, a Notary Public within and for said County in the State of New York, ______________ and _______________, to me known and known to me to be respectively the
______________ and ______________ of The Bank of New York, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign said instrument as such ______________ and ______________ for and on behalf of said corporation and that the same is their free act and deed as such ______________ and ______________, respectively, and the free and corporate act and deed of said corporation.

In witness whereof, I have hereunto set my hand notarial seal this ____ day of November, 2002.



                                                 -----------------------------

                                                                       Exhibit A


This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 311 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

Financial Guaranty Insurance Policy No. 20300BE (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

No.  R-1                                                 8,000,000 Senior Notes,
                                                       $25 principal amount each

                            PUBLIC SERVICE COMPANY OF
                            OKLAHOMA 6% Senior Notes,
                               Series B, Due 2032

CUSIP:                                   Original Issue Date:  November 26, 2002

Stated Maturity:  December 31, 2032                           Interest Rate:  6%

Principal Amount:  $200,000,000 Redeemable:  Yes ___ No ___ In Whole: Yes ___ No
___ In Part: Yes ___ No ___ Mandatory Redemption: At any time and at the redemption prices described herein Initial Optional Redemption Date: November 26, 2007 Initial Optional Redemption Price: 100%

     PUBLIC SERVICE COMPANY OF OKLAHOMA, a corporation duly organized and existing under the laws of the State of Oklahoma (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing March 31, 2003, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

     If any Interest Payment Date, any redemption date or the Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

     This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 1, 2000 duly executed and delivered between the Company and The Bank of New York, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

     Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem this Note at its option, without premium or penalty, in whole or, in part, at any time on or after November 26, 2007, at a redemption price equal to 100% of the principal amount redeemed plus any accrued but unpaid interest to the date of such redemption.

     This Note shall be redeemable and at the redemption prices to the extent set forth herein, in the Second Supplement Indenture and in the Indenture upon not less than thirty, but not more than sixty, days previous notice by mail to the registered owner.

     To the extent permitted by law and so long as Ambac is in compliance with its obligations under the Policy, the Policy is in full force and effect and Ambac is not subject to any bankruptcy, insolvency or similar proceedings:

     (i) any provision of this Note, the Second Supplement Indenture, or the Indenture (collectively, the "Financing Documents") expressly recognizing or granting rights in or to Ambac may not be amended in any manner which affects the rights of Ambac hereunder or thereunder without the prior written consent of Ambac.

     (ii) Ambac shall be deemed to be the owner of all outstanding Notes for all purposes (including, without limitation, all approvals, consents, requests, waivers, authorizations, directions, inspections, appointments and the institution of any action), provided, that nothing in this clause (ii) shall impair the rights of the holders of the Notes (the "Securityholders") to receive all payments due under the Notes. Ambac's consent shall be required with respect to (a) the execution and delivery of any supplemental indenture to the Indenture for which the consent of any of the Securityholders is required, or any amendment, supplement or change to or modification of any Financing Document (except as otherwise provided by Section 901 of the Indenture) and (b) the removal of the Trustee or any paying agent and selection and appointment of any successor trustee or paying agent.

     (iii)Any reorganization or liquidation plan under applicable bankruptcy law or similar law with respect to the Company must be acceptable to Ambac. In the event of any such reorganization or liquidation, Ambac shall have the right to vote on behalf of all Securityholders who hold Ambac-insured Notes absent a default by Ambac under the applicable Financial Guaranty Insurance Policy insuring such Notes.

     (iv) Anything in any Financing Document to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, Ambac shall be entitled to control and direct the enforcement of all rights and remedies granted to the Securityholders or the Trustee for the benefit of the Securityholders under the Financing Documents, including, without limitation: (A) the right to accelerate the principal of the Notes as described in the Indenture, and (B) the right to annul any declaration of acceleration, and Ambac shall also be entitled to approve all waivers of Events of Default with respect to or effecting the Notes.

     (v) While the Financial Guaranty Insurance Policy is in effect, the Company (and/or the Trustee, where indicated below) shall furnish to Ambac (to the attention of the Surveillance Department, unless otherwise indicated):

          (a) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

          (b)  such additional information it may reasonably request;

          (c) a copy of any notice to be given to the registered Securityholders, including, without limitation, notice of any redemption or defeasance of the Notes, and any certificate rendered pursuant to any Financing Document relating to the Notes, which obligation shall bind the Trustee as well as the Company;

          (d) notice (attention: General Counsel) by the Trustee of any failure of the Company to provide relevant notices, certificates, etc. under the Financing Documents; and

          (e) notwithstanding any other provision of any Financing Document, immediate notice (attention: General Counsel) if at any time there are insufficient moneys to make any payments of principal and/or interest on the Notes as required and immediate notice of the occurrence of any Event of Default, which obligation shall bind the Trustee as well as the Company.

     (vi) Notwithstanding anything herein or in any other Financing Document to the contrary, in the event that the principal and/or interest due on the Notes shall be paid by Ambac pursuant to the Financial Guaranty Insurance Policy, (a) the Notes shall remain "outstanding" for all purposes under the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, (b) except as expressly stated herein or otherwise agreed or undertaken (I) the Paying Agent, if any, shall have no duties or obligations relating to any payments made by Ambac and (II) the Trustee shall not be deemed to have knowledge of any default unless the Trustee shall have written notice thereof, (c) the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Securityholders shall continue to exist and shall run to the benefit of Ambac, and (d) Ambac shall be subrogated to the rights of such Securityholders to the extent of each such payment.

     (vii)As long as the Financial Guaranty Insurance Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

          (a) at least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds available to pay the principal of or interest on the Notes on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds available, the Trustee or Paying Agent, if any, shall so notify Ambac. Such notice shall specify the amount of the anticipated deficiency, the Notes to which such deficiency is applicable and whether such Notes will be deficient as to principal or interest, or both. If the Trustee or Paying Agent, if any, has not so notified Ambac at least one (1) day prior to an Interest Payment Date, Ambac will make payments of principal or interest due on the Notes on or before the first (1st) day next following the date on which Ambac shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

          (b) the Trustee or Paying Agent, if any, shall, after giving notice to Ambac as provided in (a) above, make available to Ambac and, at Ambac's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee or Paying Agent, if any, and all records relating to the funds and accounts (if any) maintained under the Indenture.

          (c) the Trustee or Paying Agent, if any, shall provide Ambac and the Insurance Trustee with a list of registered owners of Notes entitled to receive principal or interest payments from Ambac under the terms of the Financial Guaranty Insurance Policy, and shall pursuant to arrangements with the Insurance Trustee (I) mail checks or drafts to the registered owners of Notes entitled to receive full or partial interest payments from Ambac and (II) pay principal upon Notes surrendered to the Insurance Trustee by the registered owners of Notes entitled to receive full or partial principal payments from Ambac.

          (d) the Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac pursuant to (a) above, notify registered owners of Notes entitled to receive the payment of principal or interest thereon from Ambac (I) as to the fact of such entitlement, (II) that Ambac will remit to them, through the Insurance Trustee or pursuant to arrangements made with the
               Insurance Trustee through the Trustee or Paying Agent, if any, all or a part of the interest payments next coming due upon proof of Securityholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (III) that should they be entitled to receive full payment of principal from Ambac, they must surrender their Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Notes to be registered in the name of Ambac) for payment to the Insurance Trustee, who shall then pass such Notes on to the Trustee or Paying Agent, if any, for payment of principal upon such Notes and (IV) that should they be entitled to receive partial payment of principal from Ambac, for payment of principal on such Notes they must surrender their Notes for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Notes the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then make arrangements with the Trustee or the Paying Agent, if any, for the payment of the unpaid portion of principal.

          (e) in the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a Note which has become Due for Payment (as defined in the Financial Guaranty Insurance Policy) and which is made to a Securityholder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac its records evidencing the payments of principal of and interest on the Notes which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

          (f) in addition to those rights granted Ambac under the Financing Documents, Ambac shall, to the extent it makes payment of principal of or interest on Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation (1) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon receipt from Ambac of proof of the payment of interest thereon to the registered owners of the Notes, and (2) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent, if any, upon surrender of the Notes by the registered owners thereof together with proof of the payment of principal thereof.

     (viii) The Trustee or Paying Agent, if any, may be removed at any time, at the request of Ambac, for any breach of its obligations under the Financing Documents.

     (ix) Ambac shall receive prior written notice of any Trustee (or Paying Agent) resignation.

     (x) Every successor Trustee appointed pursuant to the Indenture shall be a trust company or bank in good standing located in or incorporated under the laws of any State of the United States of America, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to Ambac. Any successor Paying Agent, if applicable, shall not be appointed unless Ambac approves such successor in writing.

     (xi) Notwithstanding any other provision of the Financing Documents, in determining whether the rights of the Securityholders will be adversely affected by any action taken pursuant to the terms and provisions of the Financing Documents, the Trustee (or Paying Agent) shall consider the effect on the Securityholders as if there were no Financial Guaranty Insurance Policy.

     (xii)Notwithstanding any other provision of the Financing Documents, no removal, resignation or termination of the Trustee (or Paying Agent) shall take effect until a successor, acceptable to Ambac, shall be appointed.

     (xiii) To the extent that the Financing Documents confer upon or give or grant to Ambac any right, remedy or claim thereunder or by reason thereof, Ambac is hereby explicitly recognized as being a third-party beneficiary thereunder and may enforce any such right remedy or claim conferred, given or granted thereunder.

     (xiv)Nothing in the Financing Documents, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders, any right, remedy or claim under or by reason of the Financing Documents or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Financing Documents contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, Ambac, the Paying Agent, if any, and the registered Securityholders.

     (xv) The Company may not elect to defease the Series B Notes in accordance with Section 401, 403 or 1009 of the Indenture without having obtained the prior written consent of Ambac, such consent not to be unreasonably withheld. No such defeasance shall be effected by the deposit or delivery of U.S. Government Obligations with or to the Trustee unless the securities or instruments used for such purpose would constitute "U.S. Government Obligations" under clause (i) of the definition of such term.

     It shall be an Event of Default under the Indenture if an "Event of Default" shall have occurred and be continuing under the Insurance Agreement, dated as of November 26, 2002, between the Company and Ambac. If Ambac waives an Event of Default under the Insurance Agreement or such Event of Default is cured, then such Event of Default will not be an Event of Default with respect to the Senior Notes under the Indenture.

     The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 502 of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                       PUBLIC SERVICE COMPANY OF OKLAHOMA


                         By:___________________________
                            Assistant Treasurer

Attest:


By:___________________________
       Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:  November 26, 2002

THE BANK OF NEW YORK, as Trustee


By:___________________________
   Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
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ASSIGNEE) the within Note and all rights thereunder, hereby
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irrevocably constituting and appointing such person attorney to
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transfer such Note on the books of the Issuer, with full
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power of substitution in the premises.



Dated:________________________              _________________________



     NOTICE: The signature to this  assignment  must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE:
          Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").